EXHIBIT 5

Michael Golightly
59 West 100 South
Second Floor
Salt Lake City, Utah 84101
Attorney at Law
Telephone 801-575-8073, Ext 105
Facsimile 801-575-8092

September 30, 2008

American Energy Production, Inc.
6073 Hwy 281 South
Mineral Wells, TX 76067

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 which American Energy Production, Inc. (“American Energy”) proposes to file with the Securities and Exchange Commission registering 10,000,000 common shares which may be offered and sold by American Energy Production, Inc. under the American Energy Production, Inc. 2008 Non-Qualified Stock Option Plan (the “Shares”), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

Yours,

By:	/s/ Michael Golightly
Michael Golightly